      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1998
                                                      REGISTRATION NO. 333-53953
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                        CONVERGENT COMMUNICATIONS, INC.

             (Exact name of registrant as specified in its charter)

           COLORADO                          4813                  84-1337265
 (State or other jurisdiction         (Primary Standard         (I.R.S. Employer
              of                          Industrial             Identification
incorporation or organization)       Classification Code              No.)
                                           Number)

                      400 INVERNESS DRIVE SOUTH, SUITE 400
                           ENGLEWOOD, COLORADO 80112
                                 (303) 749-3000

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            MARTIN E. FREIDEL, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                        CONVERGENT COMMUNICATIONS, INC.
                      400 INVERNESS DRIVE SOUTH, SUITE 400
                           ENGLEWOOD, COLORADO 80112
                                  303-749-3016

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                WITH A COPY TO:

                             RICHARD M. RUSSO, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                       1801 CALIFORNIA STREET, SUITE 4200
                             DENVER, COLORADO 80202
                                  303-298-5715
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
     SECURITIES TO BE REGISTERED         BE REGISTERED          PER UNIT         OFFERING PRICE     REGISTRATION FEE
13% Series B Senior Notes Due 2008...     $160,000,000            100%            $160,000,000          $47,200

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 29, 1998.

                                CONVERGENT COMMUNICATIONS, INC.

                                By:              /s/ JOHN R. EVANS*
                                     -----------------------------------------
                                                   John R. Evans
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act, this registration statement has been signed on May 29, 1998 by the following persons in the respective capacities indicated opposite their names.

          SIGNATURE                         TITLE                   DATE
------------------------------  ------------------------------  ------------

                                Chairman, Chief Executive
      /s/ JOHN R. EVANS*          Officer and Director
------------------------------    (Principal Executive          May 29, 1998
        John R. Evans             Officer)

                                Chief Financial Officer and
     /s/ JOHN J. PHIBBS*          Treasurer (Principal
------------------------------    Financial and Principal       May 29, 1998
        John J. Phibbs            Accounting Officer)

     /s/ KEITH V. BURGE*
------------------------------  President, Chief Operating      May 29, 1998
        Keith V. Burge            Officer and Director

     /s/ PHILIP G. ALLEN*
------------------------------  Executive Vice President,       May 29, 1998
       Philip G. Allen            Secretary and Director

    /s/ ROLAND E. CASATI*
------------------------------  Director                        May 29, 1998
       Roland E. Casati

  /s/ RICHARD G. TOMLINSON*
------------------------------  Director                        May 29, 1998
     Richard G. Tomlinson

   /s/ ROGER W. CHRISTOPH*
------------------------------  Director                        May 29, 1998
      Roger W. Christoph

*By:    /s/ MARTIN E. FREIDEL
      -------------------------
          Martin E. Freidel
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

EXHIBIT NO.  DESCRIPTION                                                                                  PAGE NUMBER
-----------  -------------------------------------------------------------------------------------------  -----------
      3.1*   Amended and Restated Articles of Incorporation of the Company
      3.2    Bylaws of the Company
      4.1    Form of Old Note (See Exhibit 10.1)
      4.2    Form of New Note (See Exhibit 10.1)
      4.3    Indenture (See Exhibit 10.1)
      4.4    Notes Registration Rights Agreement
      4.5    Purchase Agreement, dated as of March 26, 1998, by and among Merrill Lynch & Co., Bear
              Stearns & Co., Inc. BT Alex. Brown Incorporated, and the Company
      5.1*   Opinion of Gibson, Dunn & Crutcher LLP
      8.1*   Opinion of Gibson, Dunn & Crutcher LLP as to tax matters
     10.1    Indenture, dated as of April 2, 1998, by and among the Company and Norwest Bank Colorado,
              N.A.
     10.2    Warrant Agreement, dated as of April 2, 1998
     10.3    Warrant Registration Rights Agreement, dated as of April 2, 1998
     10.4    Collateral Account Control Agreement, dated as of April 2, 1998
     10.5    Custody and Security Agreement, dated as of April 2, 1998
     10.6*   Master Lease Agreement, dated November 11, 1997, between Comdisco, Inc. and the Company
     10.7*   Master Lease Agreement, dated November 17, 1997, between Convergent Capital Corporation and the Company
     10.8    Program Agreement, dated November 19, 1997, among Comdisco, Inc., Convergent Communications
              Services, Inc. and the Company
     10.9    Stock Purchase Agreement, dated October 31, 1996, between SONeTech and the Company
     10.10   Stock Purchase Agreement dated March 1, 1997, among Integrated Communication Networks,
              Inc., Communications Services of Iowa, Inc., John Shlepphorst and the Company
     10.11   Agreement and Plan of Merger, dated August 29, 1997, among Convergent Communications
              Services, Inc., A.T.T.Ex Corporation and the Company
     10.12   Agreement and Plan of Merger, dated September 1, 1997, among Convergent Communications
              Services, Inc., Vital Integration Solutions and the Company
     10.13   Asset Purchase Agreement, dated October 1, 1997, between Big Planet, Inc. and Convergent
              Communications Services, Inc.
     10.14   Asset Purchase Agreement, dated December 3, 1997, between Sigmacom Corporation and
              Convergent Communications Services, Inc.
     10.15   Asset Purchase Agreement, dated February 1, 1998, between Peak Comm, Inc. d/b/a Telephone
              Communications Company and Convergent Communications Services, Inc.
     10.16   Agreement and Plan of Merger, dated March 13, 1998, among Convergent Communications
              Services, Inc., Communication Services of Colorado, Inc., Donna Sipes and the Company
     10.17   Asset Purchase Agreement, dated March 27, 1998, between Network Computing Solutions, LLC and Convergent Communications Services, Inc.
     10.18   Employment Agreement, dated December 15, 1996, between Keith V. Burge and the Company, as amended April 13, 1998

EXHIBIT NO.  DESCRIPTION                                                                                  PAGE NUMBER
-----------  -------------------------------------------------------------------------------------------  -----------
     10.19   Employment Agreement, dated December 15, 1996, between John R. Evans and the Company, as amended April 13, 1998
     10.20   Employment Agreement, dated December 15, 1996, between Philip G. Allen and the Company, as amended April 13, 1998
     10.21   Employment Agreement, dated August 7, 1997, between Martin E. Freidel and the Company
     10.22   Employment Agreement, dated March 3, 1997, between John J. Phibbs and the Company, as amended on April 13, 1998
     10.23   Asset Purchase Agreement, dated May 15, 1990, among Convergent Communications Services,
              Inc., H, H & H Communications Technologies, Inc.
     10.24   Telephone Company Acquisition Agreement between Convergent Communications, Inc., First
              Continental Group, L.C., and ICN, LLC dated July 1996
     21.1    Subsidiaries of the Company
     23.1    Consent of Coopers & Lybrand L.L.P. on Convergent Communications, Inc.
     23.2    Consent of Coopers & Lybrand L.L.P. on Communications Services of Iowa, Inc.
     23.3    Consent of Coopers & Lybrand L.L.P. on A.T.T.ex Corporation
     23.4    Consent of Coopers & Lybrand L.L.P. on Vital Integration Solutions, Inc.
     23.5    Consent of Coopers & Lybrand L.L.P. on Telephone Communications Corporation
     23.6    Consent of Coopers & Lybrand L.L.P. on Communications Services of Colorado, Inc.
     23.7    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
     24.1    Power of Attorney
     25.1    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Norwest Bank Colorado, N.A.
     27.1    Financial Data Schedule
     99.1    Form of Letter of Transmittal with respect to the Exchange Offer
     99.2    Form of Notice of Guaranteed Delivery

------------------------

* To be filed by amendment

                                      II-2